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                                                                  EXHIBIT (99.1)



                            JOINT FILING AGREEMENT



        In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of Common Stock, $.01 par value of AK Steel Holding Corporation, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on
Schedule 13G.



Date:  January 10, 1998


                                    THE GOLDMAN SACHS GROUP, L.P.


                                    By:   /s/ Roger S. Begelman
                                        ------------------------------
                                    Name:  Roger S. Begelman
                                    Title:  Attorney-in-fact



                                    GOLDMAN, SACHS & CO.


                                    By:    /s/ Roger S. Begelman
                                        ------------------------------
                                    Name:  Roger S. Begelman
                                    Title:  Attorney-in-fact


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